EXHIBIT 99.1

HON INDUSTRIES                                   P.O. Box 1109, Muscatine, Iowa  52761-0071

News Release

 FOR INFORMATION CONTACT:  Jerald K. Dittmer, Vice President & CFO (563) 264-7400
                   Melinda C. Ellsworth, Vice President, Treasurer and Investor Relations (563) 264-7406

HON INDUSTRIES PRESIDENT STAN A. ASKREN
ASSUMES CEO ROLE
-- Former CEO Jack D. Michaels Remains Chairman of the Board --

MUSCATINE, Iowa (May 4, 2004) - The Board of Directors of HON INDUSTRIES Inc. (NYSE: HNI) announced today that Stan A. Askren, the Company's President, will succeed Jack D. Michaels as Chief Executive Officer, effective immediately.  Askren, 43, will retain the title of President and Michaels, 66, will remain with the Company as Chairman of the Board.

"Today's action completes the management succession process we began two years ago," said Michaels.  "By taking such a deliberate approach to succession planning, which we believe is a critical piece of good corporate governance, we ensured a seamless transition that allowed the organization to remain focused on our long-range growth strategy. I am confident that Stan's experience, leadership and vision for the future will serve the Company's stakeholders well."

Askren said, "The entire organization has a deep sense of gratitude for the outstanding leadership that Jack has provided over the years as CEO.  I look forward to working with our management team to continue the strong financial performance, product innovation, superior customer service and commitment to our culture and values that have been the standard under Jack's stewardship."

Askren joined the Company in 1992 as the Vice President of Corporate Human Resources.  He served as Vice President, Marketing and President of Heatilator before joining The HON Company as a Group Vice President. Askren became Executive Vice President of HON INDUSTRIES and President of Allsteel in 1999 and was appointed President of the Company in 2003.  Before joining the Company, he held management positions at Emerson Electric Co. and Thomson, S.A.

Askren holds a Bachelor of Arts in Business Administration from the University of Northern Iowa and an MBA from Washington University.  He also completed the Advanced Management Program at Harvard University.  He and his wife, Mona, have three children.

HON INDUSTRIES Inc. provides products and solutions for the home and workplace environments and is the second largest office furniture manufacturer in the United States. HON INDUSTRIES is also the nation's leading manufacturer and marketer of gas- and wood-burning fireplaces. The Company's strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Heatilator® and Heat-N-Glo®, have leading positions in their markets. HON INDUSTRIES is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness. By doing so, the Company was recognized for the sixth consecutive year as one of the 400 Best Big Companies in America by Forbes magazine in 2004, and one of America's Most Admired Companies by Fortune magazine in 2004. HON INDUSTRIES' common stock is traded on the New York Stock Exchange under the symbol HNI. More information can be found on the Company's website at www.honi.com.

Forward-looking Statements

Statements in this news release that are not strictly historical, including statements as to plans, objectives, and future financial performance, are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, which may cause the Company's actual results in the future to differ materially from expected results.  These risks include, among others: the Company's ability to realize financial benefits (a) from its price increases, (b) from its cost containment and business simplification initiatives, (c) from its investments in new products and brand building, and (d) from its investments in distribution and rapid continuous improvement; lower than expected demand for the Company's products due to uncertain political and economic conditions and lower industry growth than expected; competitive pricing pressure from foreign and domestic competitors; higher than expected material costs; and other factors described in the Company's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.

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